Exhibit 10(f)

                              SNAP-ON INCORPORATED
                              --------------------
                    SUPPLEMENTAL RETIREMENT PLAN FOR OFFICERS
                    -----------------------------------------
                          (As amended January 1, 2001)

SECTION 1 --INTRODUCTION
------------------------

     1.1 SNAP-ON INCORPORATED SUPPLEMENTAL RETIREMENT PLAN FOR OFFICERS (the "Plan") was originally established by Snap-on Incorporated for the benefit of eligible employees of that corporation and its subsidiaries that adopted the Plan with that corporation's consent (1/28/94, effective 4/22/94). The Plan is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974 ("ERISA") and an unfunded Plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as defined in Section 201(2) of ERISA (6/28/91). Benefits payable from the Plan will be paid solely from the general assets of the Corporation or other employers under the Plan.

     1.2 Effective Date. The "effective date" of the Plan as originally set forth is August 26, 1983, and the amended version set forth below is effective January 1, 2001, except that the provisions relating to Elections (as defined below) shall be effective December 31, 2000.

     1.3 Employers. The term "Corporation" means Snap-on Tools Corporation until such date that name "Snap-on Tools Corporation" is changed to "Snap-on Incorporated" by shareholder approval, and on such date "Corporation" shall mean Snap-on Incorporated or any successor thereto. The Corporation and any subsidiary of the Corporation which adopts the Plan with the consent of the Corporation is referred to herein individually as an "employer" and collectively as the "employers" (1/28/94, effective 4/22/94).

     1.4 Purpose. The Plan has been established to supplement retirement benefits provided by the Snap-on Incorporated Retirement Plan ("SIRP") in the event that benefits provided under the SIRP are limited by the benefit restrictions imposed under ERISA and/or limited due to participation in Snap-on Incorporated Deferred Compensation Plan. Notwithstanding any provisions hereof to the contrary, the Corporation intends that the Supplemental Benefits of each Participant who was an active employee on October 26, 2001 shall be determined in a manner consistent with the materials provided to each such Participant in connection with his Retirement Program Choice Election Form and subject to the understandings, information, representations, and acknowledgements to which each such Participant certified on such Form, and the Corporation is authorized, in its sole discretion, to interpret, to construe, and to recommend to the Board of Directors the amendment of, any of the terms of the Plan, and to supply any omissions, for the purpose of carrying out its intentions and, without limitation, to insure that there are no unintended enhancements of the Supplemental Benefits provided hereunder.

     1.5 Additional Definitions. The following are definitions of terms and provisions not found elsewhere in the Plan, and certain other terms and provisions are defined where they first appear:

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                                                                   Exhibit 10(f)

          1.5.1 "Account-Based Participant" shall mean, collectively, each employee who becomes a Participant on or after January 1, 2001 who is a Qualified Account-Based Participant, and each Participant who selected Option 2 or Option 4 on his Retirement Selection Form.

          1.5.2 "Actuarial Equivalent" shall mean a form of benefit differing in time period, or manner of payment, from the Normal Form of benefit provided under the Plan, but where the actuarial reserve required to provide such form of benefit is equal to the actuarial reserve required to provide the Normal Form of Supplemental Benefit and will be based on the interest assumptions and the mortality factors set forth in Section 6.12(a) of
     Article III of the SIRP; provided, however, that, solely in the case of a Final-Average Participant, in converting his Normal Form to a different Available Payment Form, the Plan shall use (i) the mortality table set forth in Section 6.12(b)(ii) of Article III of the SIRP, and (ii) an interest rate equal to the greater of (x) the interest rate which would be used as set forth in Section 6.12(b)(i) of Article III of the SIRP, or (y) the FAS 87 interest rate at the time, reduced by 1.5%; and provided, finally, that, notwithstanding the foregoing, for all purposes of Section 8 of the Plan, it shall have the meaning set forth in Subsection 8.4. Notwithstanding any provision hereof to the contrary, the Corporation shall have the authority, in its sole discretion, to recommend to the Board of Directors of the amendment of, the provisions of this subsection 1.5.2 in any respect effective as of any date occurring after the calendar year during which such amendment is adopted.

          1.5.3 "Annuity Payments" shall mean (i) in the case of a Final-Average Participant, payment of his Supplemental Benefits in the manner provided in Subsection 2.3(a), and (ii) in the case of an Account-Based Participant, payment of his Supplemental Benefits monthly for his lifetime with a guarantee of total payments equal to the Lump Sum amount of such Participant's original Supplemental Benefit.

          1.5.4 "Available Payment Form" shall mean payment (i) in a Lump Sum,
     (ii) in 120, 180 or 240 Installment Payments, or (iii) in Annuity Payments, each as further described in the "Supplemental Pension Election Form" furnished to each Participant on or before December 31, 2001.

          1.5.5 "Elect", "Election" and similar terms shall mean the timely filing of a complete and timely executed Election Form with the Corporation, in which a Participant Elects to have his Supplemental Benefits paid in an Available Payment Form. Only the last Election Form filed on or before such Participant's Final Election Date shall be such Participant's Election. In the absence of a valid Election (as determined by the Corporation in its sole discretion), a Participant's Supplemental Benefits will be paid in the Normal Form.

          1.5.6 "Election Form" shall mean a written form, prepared and distributed by the Corporation, on which the Participant may select the Available Payment Form in which his Supplemental Benefits will be distributed and such other matters as shall be determined by the Corporation.

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                                                                   Exhibit 10(f)

          1.5.7 "Final-Average Participant" shall mean, collectively, each employee who becomes a Participant on or after January 1, 2001, who is a Qualified Final-Average Participant, each Participant who selected Option 1 or Option 3 on his Retirement Selection Form, and each Participant on October 26, 2001 who was not an employee of Snap-on Incorporated or any subsidiary employer on that date.

          1.5.8 "Final Election Date" with respect to selection of the Available Payment Form shall mean the last day of the calendar year preceding the calendar year in which a Participant Separates; provided; however, that notwithstanding the foregoing, each Participant, whose Final Election Date would otherwise be December 31, 2000, may Elect, on an Election Form filed on or before December 31, 2000, to postpone his Final Election Date until any date after December 31, 2001.

          1.5.9 "Installment Payment" shall mean payment of a Participant's Supplemental Benefits in equal payments made on the first day of each calendar month for a fixed period of calendar months.

          1.5.10 "Lump Sum" shall mean payment of a Participant's Supplemental Benefits in a single payment.

          1.5.11 "Normal Form" shall mean payment of a Participant's Supplemental Benefits (i) in the case of a Final-Average Participant, in an Annuity Payment, and (ii) in the case of an Account-Based Participant, in a Lump Sum.

          1.5.12 "Participant" shall mean a Final-Average Participant, and an Account-Based Participant, collectively, except that where it is necessary or appropriate to identify a particular category of Participant, there will be an appropriate specific reference.

          1.5.13 "Retirement Date" shall mean the date on which a Participant retires as determined in Subsection 2.3(c).

          1.5.14 "Separates" and "Separation" shall mean a Participant's termination of employment with Snap-on Incorporated and any subsidiary employer for any reason (including death or disability).

          1.5.15 "Supplemental Benefits" shall mean the retirement benefit which the Participant has earned under Subsection 2.2.

          1.5.16 "Qualified Account-Based Participant" shall mean each Participant who is participating in the Account-Based Component of the SIRP.

          1.5.17 "Qualified Final-Average Participant" shall mean each Participant who is participating in the Final Average Pay Component of the SIRP.

          1.5.18 "Retirement Selection Form" shall mean the form entitled "Your Snap-on Retirement Program Choice Election Form" provided to each Participant who became and employee of Snap-on Incorporated or any subsidiary employer prior to January 1, 2001 and continued to be such an employee on October 26, 2001.

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                                                                   Exhibit 10(f)

          1.5.19 "Adjusted Benefits" shall mean the benefits payable to a Participant under the SIRP expressed in a form, and subject to the adjustments, which the Corporation determines are required to enable the Corporation to calculate the Supplemental Benefits hereunder.

SECTION 2 -- PARTICIPATION AND SUPPLEMENTAL BENEFITS
----------------------------------------------------

     2.1 Eligibility. Each employee of Snap-on Incorporated or any subsidiary employer who was a Participant in the Plan will continue to be eligible to participate in the Plan in accordance with the terms of the Plan. Each employee of the Corporation will become a Participant in the Plan and eligible for benefits in accordance with Subsection 2.2, provided that such Participant meets the following requirements:

          (a) The employee is an elected officer of the Corporation, as determined under the Bylaws of the Corporation; and (1/28/94, effective 4/22/94)

          (b) Such employee is a member of the SIRP (1/28/94, effective
     4/22/94).

     2.2 Supplemental Benefits. Supplemental benefits payable to or on behalf of a Participant under the Plan shall be calculated as of his Retirement Date and
(i) in the case of a Final-Average Participant shall be equal to the difference (if any) between (w) the retirement income or the pre-retirement spouse's benefit, computed for the Participant (and, if such Final-Average Participant is a Qualified Account-Based Participant, computed as though he were a Qualified Final-Average Participant) or his surviving spouse in accordance with the provisions of the Final Average Pay Component of the SIRP (disregarding any benefit or compensation limitations contained in ERISA and/or limited due to participation in Snap-on Tools Corporation Deferred Compensation Plan) (6/28/91), and (x) the Adjusted Benefit which is actually payable under the SIRP; and (ii) in the case of an Account-Based Participant, shall be equal to the difference (if any) between (y) the full amount of the Participant's Account Balance computed for the Participant (and, if such Account-Based Participant is a Qualified Final-Average Participant, computed as though he were a Qualified Account-Based Participant) in accordance with the provisions of the Account-Based Component of the SIRP as though such Account-Based Participant had elected to participant in the Account-Based Component on July 1, 2001, except that (A) in computing such Account-Based Participant's Opening Account Balance there shall be substituted, for such Account-Based Participant's "final average accrued benefit" in Section 4.4 of Article II of the SIRP, the amount which would be determined under (i) (w) of this Subsection 2.2 if such Account-Based Participant were a Final-Average Participant and his Retirement Date was June 30 2001; and (B) his Earnings under Section 4.5 of Article II of the SIRP were determined without regard to the last sentence thereof, and (z) the Adjusted Benefit which is actually payable under the SIRP; in each case subject to the following limitations:

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                                                                   Exhibit 10(f)

          (a) Should employment of any person other than Robert A. Cornog continue after service as an officer terminates, retirement benefits under this Plan will not accrue after the calendar year in which service as an officer terminates. Effective October 27, 2000, Robert A. Cornog's retirement benefits under this Plan will accrue through March 31, 2002 as if he were an officer through March 31, 2002, regardless of his actual status as an officer after October 27, 2000 (April 26, 1985) (October 27,
     2000).

          (b) The maximum Supplemental Benefits payable annually under this Plan for any Participant who retired under the Plan prior to January 28, 1994 are limited to $150,000 (1/28/94).

          (c) Supplemental Benefits will be payable in accordance with Subsection 2.3.

          (d) Deferred compensation will be considered as eligible earnings only for the year payment is deferred for purposes of determining retirement benefits (8/22/86).

          (e) For purposes of calculating the Supplemental Benefits (i) for Robert A. Cornog, two (2) years of credited service, and (ii) for Dale Elliot, one and one-half years of credited service, shall be credited for each year of his credited service under the SIRP for both accrual and vesting purposes, and notwithstanding anything in the Plan to the contrary except this Subsection 2.2(e), effective October 27, 2000, Robert A. Cornog shall be deemed to have remained employed by the Corporation through March 31, 2002 at the rate of compensation in effect with respect to Robert A. Cornog through March 31, 2002 (or on such earlier date, if any, that Robert
     A. Cornog terminates his employment with the Corporation); provided, however, that Robert A. Cornog's Transition Payment (as defined in Paragraph 2 of the Retention and Recognition Agreement dated October 27, 2000 between Robert A. Cornog and the Corporation (the "Retention Agreement") will not be considered as compensation for purposes of this Plan. Supplemental Benefits for Robert A. Cornog under this Plan shall be calculated in a manner that is consistent with the Retention Agreement. (June 25, 1992) (October 27, 2000).

Notwithstanding the forgoing, the amendment of this Plan as provided under Subsection 1.2 shall not reduce a Participant's Supplemental Benefits accrued prior to December 31, 2000 in violation of Section 6.

Notwithstanding anything in this Section to the contrary, Robert A. Cornog shall be a Participant in this Plan through March 31, 2002 without regard to whether he is an officer after October 27, 2000.

Notwithstanding any provision hereof to the contrary, in making the calculations relating to the comparison of benefits under the SIRP to benefits computed by disregarding any benefit or compensation limitations contained in ERISA and/or limited due to participation in Snap-on Tools Corporation's Deferred Compensation Plan, the Corporation, in its sole discretion, shall adopt such procedures and assumptions as it shall deem appropriate to carry out the intent of this Plan, but shall treat persons similarly situated in a similar manner.

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                                                                   Exhibit 10(f)

     2.3 Payment of Benefits. Subject to the provisions of this Plan, Supplemental Benefits shall be payable to or on behalf of a Participant, commencing on his or her Retirement Date. Supplemental Benefits will be paid in the Normal Form unless the Participant has Elected a different Available Payment Form on or before such Participant's Final Election Date, in which case they will be paid in accordance with such Election.

          (a) Normal Form For Final-Average Participant. The Normal Form of Supplemental Benefits payments to a Final-Average Participant who retires on a normal, deferred or early Retirement Date will be made monthly, will commence on his Retirement Date and (i) will continue thereafter for life;
     (ii) if the Final-Average Participant dies within a period of five years after his Retirement Date, a continuing payment of the same amount will be made to his eligible spouse (as defined in Subsection 5.2) if then surviving, or if such eligible spouse is not living or dies prior to the expiration of such five-year period, to his beneficiary, for the balance of said period; and (iii) if, at the later to occur of the death of a retired Final-Average Participant or the completion of the applicable five-year period specified in (ii) of this Subsection 2.3(a), such Final-Average Participant's eligible spouse (as defined in Subsection 5.2) is living, such spouse shall be entitled to receive a monthly supplemental benefit on the first day of the next month, equal to 50 percent of the monthly supplemental benefit which the Final-Average Participant or such eligible spouse was receiving on such date and continuing on the first day of each month thereafter with the last payment being the payment due on the first day of the month in which such spouse's death occurs. If such spouse is more than ten years younger than the Final-Average Participant, the amount of monthly benefit payable to such spouse shall be reduced by an appropriate percentage (determined actuarially) for each full month by which such spouse's age is more than ten years less than the Final-Average Participant's age.

          (b) Normal Form For Account-Based Participant. The Normal Form of Supplemental Benefit payments to an Account-Based Participant on his Retirement Date will be payment in a Lump Sum.

          (c) Retirement Date. For all purposes of this Plan, the "Retirement Date" of each Participant shall be (i) in the case of a Final-Average Participant, the first day of the month coincident with or next following the date as of which such Final-Average Participant actually retires or is retired from the employ of all of the employers (x) on or after attaining age 65 years, (y) on or after attaining age 50 years if he has completed ten or more years of continuous employment under the SIRP, or (z) on the date he is retired because of total and permanent disability if he has completed ten or more years of continuous employment under the SIRP; and
     (ii) in the case of an Account-Based Participant, the first day of the month coincident with or next following the date of his Separation; provided, further, that if such Participant has filed a proper and timely deferral Election Form, it shall mean the January 1st as therein selected.

          (d) Pre-retirement Spouse's Benefit and Other Death Benefit. In the event a Participant who has elected to receive his Supplemental Benefits in the Normal Form at the time of his death, and who has a spouse to whom he is legally married at the time he satisfied the requirements of Subsection 2.3(c)(i)(y) above dies leaving an eligible

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                                                                   Exhibit 10(f)

     spouse, there shall be payable to such Final-Average Participant's eligible spouse the supplemental amount that would have been payable to his spouse under Subsection 2.3(a)(iii) above had the Participant retired on the first day of the month coincident with or next following the month in which his death occurred, had received payment commencing on such date in the form described in Subsections 2.3(a) for a period of five years and then died. Such monthly spouse's benefit will be paid to such spouse on the first day of the month coincident with or next following the date of the Final-Average Participant's death and will be payable on the first day of each month thereafter, with the final payment being the payment due on the first day of the month in which such spouse's death occurs. In the event a Participant is a Final-Average Participant who has elected to receive his Supplemental Benefit in a Lump Sum or in Installment Payments on the date of his death, or is an Account-Based Participant, and in either case, has a spouse to whom he is legally married at the date of his death, there shall be payable to such eligible spouse or, in the absence of an eligible spouse, to his beneficiary, the full amount of his or her Supplemental Benefits in the form the Participant has Elected or, in the absence of an Election by an Account-Based Participant, in the Normal Form. Without limiting the generality of the forgoing, subsequent to the commencement of payments in any Available Payment Form, the provisions of this Section 2.3(d) shall have no applicability or effect, and all death benefit payments, if any, will be determined in accordance with the terms of such Available Payment Form.

The computation and payment of such benefits by the Corporation shall be conclusive on the Participant, his eligible spouse and his beneficiary (6/23/89).

Notwithstanding the provisions of Subsections 2.3(a)(iii) and 2.3(d), if Robert Cornog is a Final-Average Participant and has not Elected to receive his Supplemental Benefits in other than the Normal Form, and if the amount payable to the surviving spouse of Robert Cornog in the form of payment specified therein is less than $50,000 per year, the minimum amount payable to such spouse, pursuant to whichever of such Subsections, if any, apply, on an annual basis shall be $50,000 (6/25/92).

Notwithstanding anything in this Section to the contrary, a Participant will be allowed to elect on or before December 31, 2000 to defer to 2002 the payment of all Supplemental Benefits that might otherwise be payable in 2001.

     2.4 Benefits Provided by Employers. Benefits under this Plan paid to a Participant, his surviving spouse or his beneficiary may be paid directly by the Participant's employer. No employer shall be required to segregate any assets or establish any trust or fund to provide for the payment of benefits under this Plan(6/23/89).

SECTION 3 -- OTHER EMPLOYMENT
-----------------------------

     3.1 A Participant or other person receiving Supplemental Benefits under the Plan will continue to be entitled to receive such payments regardless of other employment or self-employment.

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                                                                   Exhibit 10(f)

SECTION 4 -- FORFEITURE FOR CAUSE
---------------------------------

     4.1 Notwithstanding any provisions of the Plan to the contrary, a retired officer will be disqualified for benefits under this Plan if he, during his term of employment with the Corporation, or within two years of the date his employment terminates:

          (a) Uses or discloses trade secrets for the benefit of someone other than the Corporation or its subsidiaries;

          (b) Embezzles or steals cash or other property of the Corporation or its subsidiaries or performs other similar dishonest acts against the Corporation or its subsidiaries; or

          (c) Enters into a business in direct competition with the Corporation or its subsidiaries as either an employee, director, proprietor, consultant, partner or joint venturer of such business (1/6/84).

SECTION 5 -- GENERAL
--------------------

     5.1 Administration. The Plan will be administered by the Corporation. The Board of Directors of the Corporation will designate the person or persons authorized to act on behalf of the Corporation in the administration of the Plan.

     5.2 Spouse or Beneficiary. Any benefits payable to an eligible spouse or beneficiary under the Plan shall be paid to such spouse or beneficiary eligible to receive the Participant's benefits under the SIRP as provided in Subsection
2.3 or, if no such beneficiary as been designated, to the Participant's estate. For purposes of this Plan, an "eligible spouse" of a Participant is a spouse of the Participant as of the Participant's Retirement Date (or, if applicable, the Participant's date of death) resulting from a legally recognized marriage (6/23/89).

     5.3 Interests Not Transferable. Except as to any withholding of tax under the laws of the United States or any state, the interest of any Participant or other person under the Plan shall not be subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or unencumbered.

     5.4 Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Corporation, is unable to properly manage his financial affairs may be paid to the legal representative of such person (6/23/89).

     5.5 Gender and Number. Words in the masculine gender shall include the feminine gender and, where the context admits, the plural shall include the singular and the singular shall include the plural.

     5.6 Controlling Law. Except to the extent superseded by the laws of the United States, the laws of Wisconsin shall be controlling in all matters relating to the Plan.

     5.7 Successors. This Plan is binding on each employer and will inure to the benefit of any successor of an employer, whether by way of purchase, merger, consolidation or otherwise.

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                                                                   Exhibit 10(f)

     5.8 Not a Contract. This Plan does not constitute a contract of employment, and shall not be construed to give any Participant the right to be retained in any employer's employ. No Participant shall have any rights under this Plan except those specifically provided herein. Such Participant shall not have any right or security interest in any specific asset of the employers or any trust, it being understood that any assets set aside shall be available for the claims of an employer's creditors (6/23/89).

     5.9 Litigation by Participant. If a legal action relating to the Plan is begun against the Corporation or an employer by or on behalf of any person, or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the cost to the Corporation or the employer of defending the action shall be charged to the extent permitted by law to the sum, if any, which were involved in the action or were payable to the Participant or other person concerned, or to the Supplemental Benefits payable to the Participant under the Plan.

SECTION 6 -- AMENDMENT AND TERMINATION
--------------------------------------

     6.1 While the Corporation expects to continue the Plan indefinitely, the right to amend or terminate the Plan by action of the Board of Directors of the Corporation (or by action of those to whom the Board of Directors of the Corporation has delegated in writing the power to amend the Plan) is hereby reserved, provided that in no event shall any Participant's Supplemental Benefits accrued to the date of such amendment or termination be reduced or modified by such action except where an amendment is made at the recommendation of the Corporation made pursuant to an express authority hereunder to make such recommendations. Any Supplemental Benefits accrued to the date of such amendment or termination shall be payable under Subsection 2.3 (8/28/87)(6/23/89).

SECTION 7 -- ADDITIONAL SPECIAL RESTRICTIONS (1/1/96)
-----------------------------------------------------

     7.1 Effective Date and Overriding Provisions. The following provisions of this Section 7 shall become effective on a "restricted date" (as defined in Subsection 7.6 below) and, upon becoming effective, shall remain effective until the following related unrestricted date and, during that period, shall supersede any other provisions of the Plan to the extent necessary to eliminate any inconsistencies between the provisions of this Section 7 and any other provisions of the Plan, including any exhibits and supplements thereto.

     7.2 Prohibitions Against Mergers and Termination, Restrictions on Amendment. During the period beginning on a restricted date and ending on the following related unrestricted date, (i) the Plan may not be merged into any other plan or terminated, (ii) no amendment of the Plan which would reduce the accrual of benefits or change participation or vesting requirements to the detriment of existing Participants in the Plan immediately prior to the restricted date shall be permitted, and (iii) the provisions of Subsection 2.2(a) shall not apply with respect to any employee whose service as an officer ceases during such period.

     7.3 Subsidiaries and Affiliates. For purposes of this Section 7, a "subsidiary" of the Corporation means any corporation more than 50 percent of the voting stock of which is owned, directly or indirectly, by the Corporation. An "affiliate" of the Corporation means any

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                                                                   Exhibit 10(f)

individual, corporation, partnership, trust or other entity which controls, is controlled by, or is under common control with the Corporation.

     7.4 Prohibition Against Amendment. Except as otherwise required by law, the provisions of this Section 7 may not be amended, deleted or superseded by any other provision of the Plan, during the period beginning on a restricted date and ending on the related unrestricted date.

     7.5 Timing and Method of Distribution. During the period beginning on a restricted date and ending on the following related unrestricted date, the timing and methods of distributions of benefits payable to or on behalf of a Participant under the Plan and the determination of Actuarially Equivalent values shall be governed by the applicable provisions of the Plan as in effect on the date immediately preceding the restricted date.

     7.6 Restricted and Unrestricted Dates. For purposes of this Section 7, the term "restricted date" means the date on which either a Change of Control (as defined in Subsection 7.7) or a Potential Change of Control (as defined in Subsection 7.8) occurs. An "unrestricted date" means (1) in the case of a restricted date which occurs by reason of a Change of Control, the last day of the five year period following such Change of Control or (2) in the case of a restricted date occurring by reason of a Potential Change of Control, the last day of the six-month period following such Potential Change of Control."

     7.7 Change of Control. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred on the first to occur of any one of the events set forth in the following paragraphs:

          (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 25, 2002, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 25, 2002 or whose appointment, election or nomination for election was previously so approved or recommended; or

                                                                   Exhibit 10(f)

          (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this definition of Change of Control, "COC Affiliate" shall have the meaning of "affiliate," as set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its COC Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group which is permitted to, and actually does, report its Beneficial Ownership on Schedule 13G (or any successor schedule); provided that if any such individual, entity or group subsequently becomes required to or does

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
                                                                   Exhibit 10(f)

report its Beneficial Ownership on Schedule 13D (or any successor schedule), such individual, entity or group shall be deemed to be a Person for purposes hereof on the first date on which such individual, entity or group becomes required to or does so report Beneficial Ownership of all of the voting securities of the Company Beneficially Owned by it on such date.

     7.8 Potential Change of Control. A "Potential Change of Control" shall be deemed to have occurred if:

          (a) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control;

          (b) the Corporation or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control;

          (c) any person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 15% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding voting securities; or

          (d) the Board adopts a resolution to the effect that, for purposes of this plan, a Potential Change of Control has occurred.

SECTION 8 -- PAYMENT OF BENEFITS DURING CREDIT RATING LIMITATION
----------------------------------------------------------------
PERIOD(10/22/99)
----------------

     8.1 Effective Date and Overriding Provisions. The following provisions of this Section 8 shall become effective upon the occurrence of a "Credit Rating Limitation Date" (as defined in Subsection 8.2 below) and, upon becoming effective, shall remain effective until a subsequent "Credit Rating Delimitation Date" (as defined in Subsection 8.2 below) and, during the "Credit Rating Limitation Period" (as defined in Subsection 8.2 below) shall supersede any other provisions of the Plan, other than Section 7, to the extent necessary to eliminate any inconsistencies between the provisions of this Section 8 and any other provisions of the Plan, other than Section 7, including any exhibits and supplements thereto.

     8.2 Credit Rating Limitation and Delimitation Dates. For purposes of this
Section 8, the term "Credit Rating Limitation Date" means the date on which the Corporation's debt rating drops below an Investment Grade Rating. "Investment Grade Rating" means a rating at or above Baa3 by Moody's Investors Services, Inc. (or its successors) or a rating at or above BBB by Standard & Poor's Corporation (or its successors). Only one such rating at the required level is necessary for the Corporation to have an Investment Grade Rating for purposes of this Section 8. If either or both of these ratings cease to be available then an equivalent rating from a nationally prominent rating agency shall be substituted by the Corporation. For purposes of this Section 8, the term "Credit Rating Delimitation Date" means the date on which the Company's debt rating achieves an Investment Grade Rating after having previously lost such rating. The period of time commencing on a Credit Rating Limitation Date and ending on a Credit Rating Delimitation Date shall be the "Credit Rating Limitation Period."

                                                                   Exhibit 10(f)

     8.3 Benefit Payment Provisions. Upon the occurrence of a Credit Rating Limitation Date and on each December 31 after such date occurring during the Credit Rating Limitation Period, and prior to the occurrence of a Credit Rating Delimitation Date, a single sum payment shall be made immediately to each Participant under the Plan of the amount by which the "Actuarial Equivalent" (as defined in Subsection 8.4 below) of (a) exceeds the sum of (b) plus (c):

          (a) The amount determined in Subsection 2.2(i) (as limited by all of Subsection 2.2) based upon the assumptions that (1) the Participant has a nonforfeitable right to the Participant's benefit from the SIRP, (2) the Participant incurs a Separation as of the date of determination, and (3) benefits payable from the SIRP would commence upon the earliest payment date allowed under the SIRP immediately following such termination of employment.

          (b) The Actuarial Equivalent of the amount, if any, determined in Subsection 2.2(ii) (as limited by all of Subsection 2.2) based upon the same assumptions as in Subsection 8.3(a) above.

          (c) The Actuarial Equivalent of the amount paid to such Participant based on any prior determination date pursuant to this Subsection 8.3.

     8.4 Actuarial Equivalent. Actuarial Equivalent means an amount equal in value to the benefit replaced as determined with respect to a single sum distribution under Section 8 by using the average thirty (30) year Treasury rate for the second full calendar month preceding the first day of the calendar quarter in such year that contains the determination date as of which the single sum distribution is being determined, as specified by the Commissioner of the Internal Revenue Service in the Internal Revenue Bulletin, and the mortality table prescribed by the Secretary of the Treasury in revenue rulings, notices, or other guidance pursuant to Section 807(d)(5)(A) of the Internal Revenue Code that has been published in the Internal Revenue Bulletin as of the date such single sum distribution is being determined.

     8.5 Supplemental Benefits In Payment Status During Credit Rating Limitation Period. During a Credit Rating Limitation Period the Actuarial Equivalent payment of any unpaid Supplemental Benefits in payment status under this Plan shall be made immediately to the Participant or other appropriate recipient in a single sum amount.

     8.6 No Duplication of Benefits. Under no circumstances shall a Participant receive duplicate payment of Supplemental Benefits under the Plan. Entitlement to periodic or other payment of Supplemental Benefits is canceled when such benefits are paid out in accordance with this Section 8.


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